SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 31, 2012
Date of report (Date of earliest event reported)

VRDT CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-52677	45-2405975
(Commission File Number)	(IRS EIN)

12223 Highland Avenue, Suite 106-542, Rancho Cucamonga, California 91739
(Address of principal executive offices)

(909) 786-1981
(Registrant’s telephone number)

_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 14, 2013, counsel for the Registrant received the written resignation, effective October 2, 2012, of Bryon Bliss as an Officer of the Registrant.  Dennis Hogan, the Registrant’s current Chief Financial Officer, will also serve as the Corporate Secretary.

Item 5.06 - Change in Shell Company Status

By virtue of the acquisition of 24 Tech Corporation, as previously reported by Registrant in its Current Report on Form 8-K filed September 6, 2012, Registrant has ceased being a shell company, as defined in Rule 12b-2, as of August 31, 2012.

Supporting Registrant’s cessation of shell status were the opening of offices in China and Hong Kong, as disclosed in Registrant’s Form 10-K filed June 29, 2012, and the forming of the following partnerships, also disclosed in Registrant’s Form 10-K filed June 29, 2012:

•	WindStrip, LLC;
•	Harbin Coslight Power Co., Ltd;
•	Delta Motorsport Limited;
•	Talesun Solar USA, Ltd.

Finally, Registrant realized its first sale of battery systems in August, 2013, as disclosed in Registrant’s 10-Q filed on November 19, 2012.

Item 9.01 - Exhibits

EXHIBIT INDEX
Exhibit No.	Description
10.1(1)	Joint Development Agreement between Verdant Automotive Corporation and WindStrip, LLC	Filed herewith
10.1(2)	Memorandum of Agreement between Verdant Automotive Corporation and Harbin Coslight Power Co., Ltd.	Filed herewith
10.1(3)	Memorandum of Agreement between VRDT Corporation and Delta Motorsports	Filed herewith
10.1(4)	Joint Development Agreement between VRDT Corporation and Talesun Solar USA, Ltd.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2013	VRDT CORPORATION (Registrant)

	By:	/s/ Dennis Hogan
Dennis Hogan
Chief Financial Officer